UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2010

Date of Report (Date of earliest event reported)

3PAR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33823	77-0510671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

3PAR Inc. (“3PAR”) held its 2010 annual meeting of stockholders on September 9, 2010 (the “Annual Meeting”). Of the 62,579,227 shares of 3PAR’s common stock outstanding as of July 14, 2010, 55,763,238 shares were represented at the Annual Meeting, either in person or by proxy, constituting 89.11% of the outstanding shares entitled to vote. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.	Election of Class III Directors. The following nominees were re-elected to serve as Class III directors, each to hold office until 3PAR’s 2013 annual meeting of stockholders and until his respective successor has been duly elected and qualified or his earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark A. Jung	49,736,387	257,181	5,769,670
David C. Scott	49,525,908	467,660	5,769,670
Michael J. Sheridan	49,735,662	257,906	5,769,670

2.	Ratification of Selection of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as 3PAR’s independent registered public accounting firm for the fiscal year ending March 31, 2011, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions
55,330,898	340,278	92,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3PAR INC.

Date: September 13, 2010	By:	/S/ DAVID C. SCOTT
David C. Scott
President and Chief Executive Officer